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                                                                       EXHIBIT 6
                  MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.
                             DISTRIBUTION AGREEMENT


                 Agreement dated as of January 31, 1994 between Municipal Fund for New York Investors, Inc., a Maryland corporation, (the "Fund"), and Provident Distributors, Inc., a Delaware corporation (the "Distributor").

                 WHEREAS, the Fund is an open-end, diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                 WHEREAS, the Fund desires to retain the Distributor as its distributor to provide for the sale and distribution of each class and subclass of shares of the Fund as listed on Appendix A (as such Appendix may, from time to time, be supplemented (or amended)), and the Distributor is willing to render such services;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:


                 1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as distributor of each class and subclass of shares in the Fund on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 3 below. In the event that the Fund establishes additional classes or investment portfolios other than those listed on Appendix A with respect to which it desires to retain the Distributor to act as distributor hereunder, the Fund shall notify the Distributor, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Fund (except to the extent that said provisions may be modified in writing by the Fund and Distributor at the time).

                 2. DELIVERY OF DOCUMENTS. The Fund has furnished the Distributor with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

                          a.      The Fund's Articles of Incorporation, filed
with the Secretary of State of Maryland on March 4, 1983, as amended (the "Charter"),
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                          b.      The Fund's By-Laws, as amended and
supplemented ("By-Laws");

                          c.      Resolutions of the Fund's Board of Directors
authorizing the execution and delivery of this Agreement;

                          d.      The Fund's most recent amendment to its
Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on November 30, 1993, relating to the Fund (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                          e.      The Fund's most recent Prospectus and
Statement of Additional Information and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectus"); and

                          f.      The Fund's 12b-1 Services Plan and Form of
Broker/Dealer Servicing Agreement.

                 3. SERVICES AND DUTIES. The Distributor enters into the following covenants with respect to its services and duties:

                          a.      The Distributor agrees to sell, as agent,
from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers. No broker-dealer or other person which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of shares to the public or otherwise. The Distributor shall use its best efforts to sell shares of each class or subclass of the Fund but shall not be obligated to sell any certain number of shares.

                          b.      The Distributor shall prepare or review,
provide advice with respect to, and file with the federal and state agencies or other organization as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for the Fund and any class or subclass thereof.

                          c.      In performing all of its services and duties
as Distributor, the Distributor will act in conformity with the Charter, By-Laws, Prospectus and resolutions and other instructions of the Fund's Board of Directors and will comply





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with the requirements of the 1933 Act, the Securities Exchange Act of 1934, the
1940 Act and all other applicable federal or state law.

                          d.      The Distributor will bear the cost of (i)
printing and distributing any Prospectus (including any supplement thereto) to persons who are not shareholders, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of shares; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the shares under the 1933 Act and state securities laws and the distribution of any such document to existing shareholders of the Fund.

                          e.      The Fund shall have the right to suspend the
sale of shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of shares of the Fund at any time permitted by the 1940 Act or the rules and regulations of the Commission ("Rules").

                          f.      The Fund reserves the right to reject any
order for shares but will not do so arbitrarily or without reasonable cause.


                 4. LIMITATIONS OF LIABILITY. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


                 5. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.





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                 6.       INDEMNIFICATION.

                          a.  The Fund represents and warrants to the
Distributor that the Registration Statement contains, and that the Prospectuses at all times will contain, all statements required by the 1933 Act and the Rules of the Commission, will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 6 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor or either of the Fund's co-administrators expressly for use in the Registration Statement or Prospectus.

                          b.      The Fund agrees that it will indemnify,
defend and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any application or other document executed by or on behalf of the Fund or are based upon information furnished by or on behalf of the Fund filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue Sky application with respect to the Fund





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in reliance upon and in conformity with written information furnished to the
Fund by or on behalf of the Distributor or either of the Fund's co-administrators specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

                          c.      The Fund shall not indemnify any person
pursuant to this Section 6 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors of the Fund who are neither "interested parties" (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

                          d.      The Distributor will indemnify and hold
harmless the Fund and its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and directors by or on behalf of the Distributor or either of the Fund's co-administrators specifically for inclusion therein, and will reimburse the Fund and its several officers, directors and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

                          e.      The obligations of the Fund under this
Section 6 shall be the several (and not the joint or joint and several) obligation of the Fund.


                 7. DURATION AND TERMINATION. This Agreement shall become effective upon its execution as of the date first written





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above and, unless sooner terminated as provided herein, shall continue until
July 31, 1995. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Fund's Board of Directors who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Directors or by vote of a "majority of the outstanding voting securities" of the Fund; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors or by a vote of a "majority of the outstanding voting securities" of the Fund on 60-days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90-days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)


                 8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.


                 9.       NOTICES.   Notices of any kind to be given to the
Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at Bellevue Park Corporate Center, Suite 152, 103 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Mr. Edward
J. Roach, Treasurer, with a copy to Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia Pennsylvania 19107-3496, Attention: Morgan R. Jones, Secretary, or at such other address or to such individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to Provident Distributors, Inc., 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087, Attention: Monroe
J. Haegele or at such other address or to such other individual as shall be so specified by the Distributor to the Fund.



                 10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define





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or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                 11.      COUNTERPARTS.    This Agreement may be executed in
counterparts, all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                     MUNICIPAL FUND FOR NEW YORK
                                       INVESTORS, INC.


                                     By /s/ Edward J. Roach
                                       -----------------------------
                                           Vice President




                                     PROVIDENT DISTRIBUTORS, INC.


                                     By /s/ Monroe Haegele
                                       ----------------------------
                                           CEO





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                                   APPENDIX A
                                     to the
                             DISTRIBUTION AGREEMENT

                                    between

                  Municipal Fund for New York Investors, Inc.
                                      and
                          Provident Distributors, Inc.
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       New York Money Fund (Class A Common Stock, Class A Common Stock -
          Special Series 1, Class A Common Stock - Special Series 2).





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